DAVID SEROR - Bar No. 67488
ROBYN B. SOKOL - Bar No. 159506
SUSAN K. SEFLIN - Bar No. 213865
EZRA BRUTZKUS GUBNER LLP
21650 Oxnard Street, Suite 500
Woodland Hills, CA 91367
Telephone: (818) 827-9000
Facsimile: (818) 827-9099
Email: dseror@ebg-law.com
rsokol@ebg-law.com
sseflin@ebg-law.com

Attorneys for Chapter 11 Debtor and Debtor in Possession

FILED & ENTERED

JAN 05 2015

CLERK U.S. BANKRUPTCY COURT
Central District of California
BY steinber DEPUTY CLERK

CHANGES MADE BY COURT

**UNITED STATES BANKRUPTCY COURT**

**CENTRAL DISTRICT OF CALIFORNIA**

**SANTA ANA DIVISION**

In re:

ISC8 INC.,

Debtor.

Case No. 8:14-bk-15750-SC

Chapter 11

**ORDER (A) APPROVING BIDDING PROCEDURES IN CONNECTION WITH SALES OF THE DEBTOR'S ASSETS, (B) SCHEDULING HEARING TO CONSIDER SUCH SALE, AND (C) APPROVING FORM AND MANNER OF NOTICE THEREOF**

**[LBR 9075-1; 11 U.S.C. §§ 105(a) 363, 365, 503 and 507; FRBP 2002, 6004, 6006, 9008, and 9014]**

Hearing:
Date: December 11, 2014
Time: 1:30 p.m.
Place: Courtroom 5C
411 West Fourth Street
Santa Ana, CA 92701

On December 11, 2014, at 1:30 p.m., a hearing (the "Hearing") was held before the Honorable Scott C. Clarkson, United States Bankruptcy Judge for the Central District of California, for the Court to consider the *Emergency Motion for: Entry of (I) An Order (A) Approving Bidding Procedures in Connection With Sale of the Debtor's Assets, (B) Scheduling Hearing to Consider the Sale, And (C) Approving Form and Manner of Notice Thereof, And (ii) An Order Authorizing and*

*Approving (A) The Sale Of Substantially All of The Debtor's Assets, And (B) Assumption And Assignment Of Executory Contracts And Unexpired Leases* [Doc. # 146] (the "Motion") filed by ISC8 Inc., the debtor and debtor in possession in the above-captioned chapter 11 case (the "Debtor").[1] Appearances were made as noted on the record of the Hearing.

The Bankruptcy Court having reviewed the Motion; and it appearing that the Bankruptcy Court has jurisdiction over this matter; and it appearing that the Motion is a core proceeding pursuant to 28 U.S.C. § 157(b); and it appearing that venue of this proceeding and the Motion in this District is proper pursuant to 28 U.S.C. §§ 1408 and 1409; and having found that notice of the Motion was adequate and appropriate under the circumstances; and the Bankruptcy Court being satisfied, based on the representations made in the Motion and at the hearing on the Motion, that the legal and factual bases set forth in the Motion establish just cause for the relief granted herein; and any objections to the relief requested in the Motion having been withdrawn or overruled on the merits; having set forth the Court's findings of facts an conclusions of law on the record of the Hearing, and finding good cause appearing therefor,

**IT IS HEREBY ORDERED AS FOLLOWS**:[2]

1. The Motion is granted as set forth in this Order.

2. The following dates and deadlines regarding competitive bidding are hereby established (subject to modification if needed):

    a. **Qualified Bid Deadline**: Sunday, January 25, 2015, at 5:00 p.m. (prevailing Pacific Time), is the deadline by which all binding bids must actually be received pursuant to the Bidding Procedures (the "Qualified Bid Deadline"). Bidders must deliver the necessary bid documents required to participate in the Auction pursuant to the Bidding Procedures to Alfred Masse at amm@broadwayadvisors.com, and Susan Seflin at sseflin@ebg-law.com;

    b. **Auction**: Wednesday, January 28, 2015, commencing at 10:00 a.m. (prevailing Pacific time), is the date and time the Auction will commence at the offices of Ezra Brutzkus Gubner LLP, 21650 Oxnard Street, Suite 500, Woodland Hills, CA 91367 (or at any such other location or time as the Debtor may hereafter designate in writing to the Qualified Bidders);

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[1] Capitalized terms not otherwise defined herein shall have the same meaning ascribed to them in the Motion.

[2] The findings and conclusions set forth herein constitute the Bankruptcy Court's findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052 made applicable to this proceeding pursuant to Bankruptcy Rule 9014. To the extent that any finding of fact shall later be determined to be a conclusion of law, it shall be so deemed, and vice versa.

c. **Sale Objection Deadline**: the deadline to object to the Sale transactions and/or the assumption and assignment of Assumed Contracts or cure amounts related thereto (to the extent a Cure Notice (as defined herein) has been filed with the Bankruptcy Court) shall be January 15, 2015 (the "Sale Objection Deadline"); and

d. **Sale Hearing**: Thursday, January 29, 2015, at 11:00 a.m. (prevailing Pacific time), is the date and time of the Sale Hearing before this Bankruptcy Court.

3. The assets to be offered for sale, as an entirety (the "Purchased Assets") consist of substantially all of the estate's assets (other than Excluded Assets).

4. The Debtor has and will continue to provide information regarding the Purchased Assets and the Debtor to potential purchasers.

5. The following Bidding Procedures shall govern the submission, receipt and analysis of any bids relating to the sale of the Purchased Assets, and any party desiring to submit a higher or otherwise better offer to purchase the Purchased Assets shall do so strictly in accordance with the terms of the following Bidding Procedures, and potentially modified by the Debtor, following consultation with the Committee, subject to the terms of the APA:

a. In order to be a "Qualified Bid," such bid must: (i) agree to or improve the terms and conditions of the APA, as the terms or consideration to be received by the Seller may be improved, (ii) clearly set forth the consideration paid and be accompanied by evidence demonstrating to the Debtor's satisfaction proof of financial ability to close, including payment of the Assumed Secured Debt and DIP Financing, (iii) identify the executory contracts and unexpired leases to be assumed and assigned, (iv) be "as is where is" and not conditioned on any contingency, (v) be accompanied by a deposit equal to $1.2 million (approximately 15% of the minimum purchase, see below) (the "Good Faith Deposit"), and (vi) identify the bidder's organization and include evidence of required authorization.

b. The disposition of the Deposit placed by the Stalking Horse Bidder upon executing and delivering the APA, shall be governed by such APA.

c. The Good Faith Deposit of the successful bidder(s) shall, upon consummation of the successful bid, be credited to the purchase price paid for the Purchased Assets. If any

successful bidder fails to consummate the successful bid due to such successful bidder's default, then the Good Faith Deposit of such successful bidder shall be forfeited to, and retained irrevocably by, the Debtor, and the Debtor will retain the right to pursue all available remedies.

d. All Good Faith Deposits are to be held by the Debtor's counsel in its client trust account and dispersed in accordance with this Order.

e. The Good Faith Deposit of any unsuccessful bidder will be returned within three (3) business days after (i) consummation of the Sale; and (ii) the Auction (except for the back-up bidder(s)'s Good Faith Deposit which shall be applied or returned as specified above).

f. In the event no Qualified Bid is received by the Debtor's counsel by the Bid Deadline, then Purchaser shall be deemed to be the successful bidder at the hearing on the Sale Motion.

~~g. Purchaser shall be the "stalking horse" bidder, with a minimum bid deemed to be in the amount of $7,881,941, and Purchaser and Purchaser's Affiliates shall be entitled to receive the protections of Section 363(m) of the Bankruptcy Code.~~

h. Notwithstanding anything herein to the contrary, the Debtor, after consultation with the Committee, shall have the right to consider bids that do not conform to one or more of the bid requirements provided that such lack of conformity is not material and is not inconsistent with any order of the Bankruptcy Court or the APA.

i. In any Auction:

i. the amount of any overbids shall be not less than in $100,000 increments;

ii. each participating bidder will be required to confirm on the record of the Auction that it has not engaged in any collusion with respect to the bidding or the Sale;

iii. the Debtor, in its discretion and in consultation with the Committee, may approve joint bidding that is openly disclosed to the Debtor; and

iv. the Auction shall be governed by such other procedures as may be announced by the Debtor, in consultation with the Committee, from time to time on the record at the Auction; provided, that any such other Auction Procedures shall not be inconsistent with any order of the Bankruptcy Court or the APA.

j. In the event substantially all of the Purchased Assets are sold to a third party who outbids the Purchaser at Auction for the Purchased Assets, in a transaction that closes and providing the Purchaser is not in material breach of this Agreement, then immediately following such closing, and without the need for further order of the Bankruptcy Court, Seller shall pay in immediately available funds from the net proceeds of such closing, by wire transfer to the account specified by Purchaser in writing, a breakup fee equal to $270,000 (the "Breakup Fee").

k. If an Auction is conducted, and Purchaser is not the successful bidder at the Auction but is the next highest bidder at the Auction, Purchaser may, solely at the Purchaser's discretion and election, serve as a back-up bidder (the "Back-up Bidder") and keep Purchaser's bid to consummate the Contemplated Transactions on the terms and conditions set forth in the APA (as the same may be improved upon in the Auction) open until the earlier of (i) 5:00 p.m. (prevailing Pacific time) on Friday, February 13, 2015 (the "Outside Back-up Date") or (ii) the date of the consummation of a sale of all or substantially all of the Purchased Assets to a Third-Party. Following the Sale Hearing and prior to the Outside Back-up Date, if the prevailing bidder in the Auction fails to consummate the acquisition of all or substantially all of the Purchased Assets as a result of a breach or failure to perform on the part of such prevailing bidder, the Back-up Bidder (as the next highest bidder at the Auction), if an election is made to be the Back-up Bidder, will be deemed to have the new prevailing bid, and Seller will be authorized, without further order of the Bankruptcy Court, to consummate the Contemplated Transactions on the terms and conditions set forth in this Agreement (as the same may be improved upon in the Auction) with the Purchaser as Back-up Bidder.

l. Purchaser (or any successful overbidder) shall provide adequate assurance as required under the Bankruptcy Code of the future performance by Purchaser of each Assumed Contract. Purchaser (or any successful overbidder) agrees that it will, and will cause its Affiliates to, promptly take all actions reasonably required to assist in obtaining a Bankruptcy Court finding that there has been a demonstration of adequate assurance of future performance under the Assumed Contracts, such as furnishing affidavits, financial information and other documents or information for filing with the Bankruptcy Court and making Purchaser's (or any successful overbidder's) Representatives available to testify before the Bankruptcy Court. Subject to the other terms and conditions of the APA, Purchaser (or any successful overbidder) shall, from and after the Closing Date, (i) assume all Liabilities of Seller under the Assumed Contracts and pay all Cure Costs, and (ii) satisfy and perform all of the Liabilities related to each of the Assumed Contracts when the same are due thereunder.

6. The Sale Notice, substantially in the form attached as **Exhibit 5** to the Motion, is hereby approved. The Debtor shall file the Sale Notice with the Bankruptcy Court, no later than January 8, 2015, and serve the Sale Notice via first-class mail no later than January 5, 2015 or via personal service or overnight mail no later than January 8, 2015.

7. The procedures set forth below regarding the assumption and assignment of the Assumed Contracts in connection with the sale are hereby approved (the "Assumption Procedures"). These Assumption Procedures shall govern the assumption and assignment of all Assumed Contracts that may be assumed and assigned in connection with a sale of the Purchased Assets:

a. Cure Notice. The Cure Notice, substantially in the form attached to the Motion as **Exhibit 6,** is hereby approved. The Debtor shall file with the Bankruptcy Court, no later than January 8, 2015, and serve via overnight delivery, the Cure Notice on all non-Debtor counterparties to the Assumed Contracts and their counsel (if known). The Cure Notice shall (i) identify the Assumed Contracts, (ii) provide the Debtor's good faith estimates of the corresponding cure amounts required to cure all outstanding defaults under the Contracts and Leases (each, a "Cure Amount"), and (iii) include the deadline by which any

counterparty to the Contract or Lease may file an objection to the proposed assumption and assignment and/or the Cure Amount proposed with respect thereto, and the procedures relating thereto; *provided, however*, that service of a Cure Notice does not constitute an admission that such Contract or Lease is an executory contract or unexpired lease.

b. Adequate Assurance. Upon request and by electronic mail, the Debtor shall serve evidence of adequate assurance of future performance under the Assumed Contracts, provided by the Stalking Horse Bidder or successful bidder(s), including the legal name of the proposed assignee, the proposed assignee's financial ability to perform under the Assumed Contracts and a contact person with the proposed assignee that counterparties may contact if they wish to obtain further information regarding such Stalking Horse Bidder or successful bidder. The Debtor may file with the Bankruptcy Court evidence of adequate assurance of the Stalking Horse Bidders or successful bidder(s) by the commencement of the Sale Hearing.

c. Objections. Objections, if any, to the proposed assumption and assignment or the cure amount proposed with respect thereto, must: (i) be in writing; (ii) comply with the applicable provisions of the Bankruptcy Rules, the Local Bankruptcy Rules and any order of this Bankruptcy Court; (iii) state with specificity the nature of the objection and, if the objection pertains to the proposed cure amount, the alleged correct cure amount, together with any applicable and appropriate documentation in support thereof; and (iv) be filed with the Bankruptcy Court by the Sale Objection Deadline (or such later deadline as may be stated in the Cure Notice).

d. Dispute Resolution. Any objection to the proposed assumption and assignment of any of the Assumed Contracts or related cure proposed in connection with the Sale that remains unresolved as of the Sale Hearing, shall be heard at the Sale Hearing (or at a later date as fixed by the Bankruptcy Court) with no additional notice of such hearing to be

required to be filed or otherwise provided); *provided, however*, that with respect to any Assumed Contract to which such objection pertains solely to the Cure Amount proposed with respect thereto, the Debtor may seek at the Sale Hearing to assume such Assumed Contract and assign it to the successful bidder; provided further, however, that the Debtor or the successful bidder, as applicable, must segregate funds from the net proceeds of the applicable sale equal to undisputed portion of the applicable Cure Amount pending the resolution of such dispute by the Bankruptcy Court or by agreement of the parties, and pay any amount owed promptly to the applicable counterparty upon such resolution.

**e. Except as otherwise set forth herein or in the Bidding Procedures with respect to objections to assignment of the Assumed Contracts to parties other than any Stalking Horse Bidder, any party who fails to timely file an objection to its scheduled Cure Amount listed on the Cure Notice or to the assumption and assignment of an Assumed and Assigned Contract (a) shall be forever barred from objecting thereto, including (i) making any demands for additional Cure Amounts or monetary compensation on account of any alleged defaults against the Debtor, it's estate, the Stalking Horse Bidder(s) or other successful bidder(s) arising from the Auction, if any, with respect to any such Assumed Contract and (ii) asserting that the Stalking Horse Bidder(s) or other successful bidder(s) has not provided adequate assurance of future performance as of the date of the Sale Order and (b) shall be deemed to consent to the Sale.**

8. The Debtor, after consultation with the Committee, reserves the right to implement additional procedural rules, provided that such lack of conformity is not material and is not inconsistent with any order of the Bankruptcy Court or the APA.

9. The Debtor is authorized to execute and deliver all instruments and documents, and take such other action as may be necessary or appropriate to implement and effectuate the transactions

contemplated by this Order.

10. This Order shall be immediately effective and enforceable upon entry hereof

11. The Bankruptcy Court shall retain jurisdiction with respect to any matters, claims, rights or disputes arising from, based upon or related to this Order.

**IT IS SO ORDERED.**

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Date: January 5, 2015

Scott C. Clarkson
United States Bankruptcy Judge